FORM OF

SHAREHOLDERS AGREEMENT

BY AND AMONG

SEACASTLE INC.

AND THE SHAREHOLDERS NAMED HEREIN

Dated as of        , 2008

TABLE OF CONTENTS

		Page
ARTICLE I
DEFINITIONS
Section 1.1	Certain Defined Terms	1
Section 1.2	Construction	4
ARTICLE II
TRANSFER
Section 2.1	Binding Effect on Transferees	5
Section 2.2	Additional Purchases	5
Section 2.3	Charter Provisions	5
Section 2.4	Legend	5
ARTICLE III
BOARD OF DIRECTORS
Section 3.1	Board	6
ARTICLE IV
REGISTRATION RIGHTS
Section 4.1	Demand Registration	7
Section 4.2	Piggyback Registrations	9
Section 4.3	Shelf Registration	11
Section 4.4	Withdrawal Rights	12
Section 4.5	Holdback Agreements	13
Section 4.6	Registration Procedures	13
Section 4.7	Registration Expenses	18
Section 4.8	Indemnification	19
ARTICLE V
MISCELLANEOUS
Section 5.1	Headings	21
Section 5.2	Entire Agreement	21

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SHAREHOLDERS AGREEMENT

THIS SHAREHOLDERS AGREEMENT (this “Agreement”) is made as of       , 2008, by and among Fortress Investment Fund III LP, Fortress Investment Fund III (Fund B) LP, Fortress Investment Fund III (Fund C) LP, Fortress Investment Fund III (Fund D) L.P., Fortress Investment Fund III (Fund E) L.P., Fortress Investment Fund III (Coinvestment Fund A) LP, Fortress Investment Fund III (Coinvestment Fund B) LP, Fortress Investment Fund III (Coinvestment Fund C) LP, Fortress Investment Fund III (Coinvestment Fund D) L.P., Fortress Investment Fund IV (Fund A) L.P., Fortress Investment Fund IV (Fund B) L.P., Fortress Investment Fund IV (Fund C) L.P., Fortress Investment Fund IV (Fund D) L.P., Fortress Investment Fund IV (Fund E) L.P., Fortress Investment Fund IV (Fund F) L.P., Fortress Investment Fund IV (Fund G) L.P., and SCT Chassis Holdings LLC (each of the foregoing being referred to herein individually as an “Initial Shareholder” and collectively as the “Initial Shareholders”), and Seacastle Inc., a Marshall Islands corporation (the “Company”). Unless otherwise indicated, references to articles and sections shall be to articles and sections of this Agreement.

WHEREAS, each Initial Shareholder is the holder of shares of Common Stock (as hereinafter defined); and

WHEREAS, the Company has agreed to provide the registration rights and other rights set forth herein.

NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For purposes of this Agreement, the following terms shall have the following meanings:

(a) “Affiliate” shall have the meaning set forth in Rule 12b-2 promulgated under the Exchange Act; provided that no Shareholder shall be deemed an Affiliate of any other Shareholder solely by reason of any investment in the Company.

(b) “Articles of Incorporation” shall mean the articles of incorporation of the Company, as may be amended and/or restated from time to time.

(c) A Person shall be deemed to “Beneficially Own” securities if such Person is deemed to be a “beneficial owner” within the meaning of Rules 13d-3 and 13d-5 under the Exchange Act as in effect on the date of this Agreement.

(d) “Board” shall mean the board of directors of the Company.

(e) “Bylaws” shall mean the bylaws of the Company, as may be amended and/or restated from time to time.

(f) “Commission” shall mean the United States Securities and Exchange Commission or any successor agency.

(g) “Common Stock” shall mean the Company’s common stock, par value $0.01 per share and any and all securities of any kind whatsoever of the Company which may be issued and outstanding on or after the date hereof in respect of, in exchange for, or upon conversion of shares of Common Stock pursuant to a merger, consolidation, stock split, stock dividend, recapitalization of the Company or otherwise.

(h) “Company Securities” shall mean (i) any Common Stock and (ii) any other securities of the Company entitled to vote generally in the election of directors of the Company.

(i) “Demand” shall have the meaning assigned to it in Section 4.1(a).

(j) “Demand Registration” shall have the meaning assigned to it in Section 4.1(a).

(k) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

(l) “FIG LLC” shall mean FIG LLC, a Delaware limited liability company, or any other Person designated as “FIG LLC” by Fortress Investment Group LLC in a written notice to the Company.

(m) “Form S-3” shall have the meaning assigned to it in Section 4.3(a).

(n) “Initial Public Offering” shall mean the initial public offering of Common Stock pursuant to an effective registration statement under the Securities Act.

(o) “Inspectors” shall have the meaning assigned to it in Section 4.6(a)(viii).

(p) “Losses” shall have the meaning assigned to it in Section 4.8(a).

(q) “Other Demanding Sellers” shall have the meaning assigned to it in Section 4.2(b).

(r) “Other Proposed Sellers” shall have the meaning assigned to it in Section 4.2(b).

(s) “Permitted Transferee” shall mean, with respect to each Shareholder, (i) any other Shareholder, (ii) such Shareholder’s Affiliates and (iii) in the case of any Shareholder, (A) any general or limited partner or member of such Shareholder, (B) any corporation, partnership, limited liability company or other entity that is an Affiliate of such Shareholder or any general or limited partner of such Shareholder (collectively, “Shareholder Affiliates”), (C) any investment funds managed directly or indirectly by such Shareholder or any Shareholder Affiliates (a “Shareholder Fund”), (D) any general or limited partner of any Shareholder Fund, (E) any managing director, general partner, director, limited partner, officer or employee of any Shareholder Affiliate, or any spouse, lineal descendant, sibling, parent, heir, executor, administrator, testamentary trustee, legatee or beneficiary of any of the foregoing persons described in this clause (E) (collectively, “Shareholder Associates”) or (F) any trust, the beneficiaries of which, or any corporation, limited liability company or partnership, the shareholders, members or general or limited partners of which consist solely of any one or more of such Shareholder, any general or limited partner of such Shareholder, any Shareholder Affiliates, any Shareholder Fund, any Shareholder Associates, their spouses or their lineal descendants.

(t) “Person” shall mean any individual, firm, corporation, partnership, limited liability company or other entity, and shall include any successor (by merger or otherwise) of such entity.

(u) “Piggyback Registrable Amount” shall mean an amount of Common Stock equal to 1% of the Common Stock issued and outstanding immediately after the consummation of the Initial Public Offering.

(v) “Piggyback Shareholder” shall mean (i) the Initial Shareholder and (ii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof, in the case of clauses (i) and (ii), to the extent that such Initial Shareholder (irrespective of whether or not such

Initial Shareholder owns any Registrable Securities) or such Permitted Transferee, together with its respective Permitted Transferees, holds at least a Piggyback Registrable Amount.

(w) “Public Offering” shall mean an offering of equity securities of the Company pursuant to an effective registration statement under the Securities Act, including an offering in which Shareholders are entitled to sell Common Stock pursuant to the terms of this Agreement.

(x) “Registrable Amount” shall mean an amount of Common Stock equal to 5% of the Common Stock issued and outstanding immediately after the consummation of the Initial Public Offering.

(y) “Registrable Securities” shall mean any Common Stock currently owned or hereafter acquired by any Shareholder. As to any particular Registrable Securities, such securities shall cease to be Registrable Securities when (x) a registration statement registering such securities under the Securities Act has been declared effective and such securities have been sold or otherwise transferred by the holder thereof pursuant to such effective registration statement or (y) such securities are sold in accordance with Rule 144 (or any successor provision) promulgated under the Securities Act.

(z) “Securities Act” shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

(aa) “Shareholders” shall mean (i) the Initial Shareholder and (ii) each Permitted Transferee who becomes a party to or bound by the provisions of this Agreement in accordance with the terms hereof or Permitted Transferee thereof who is entitled to enforce the provisions of this Agreement in accordance with the terms hereof, in the case of clauses (i) and (ii), to the extent that such Initial Shareholder (irrespective of whether or not such Initial Shareholder owns any Registrable Securities) or such Permitted Transferee, together with its respective Permitted Transferees, hold at least a Registrable Amount.

(bb) “Underwritten Offering” shall mean a sale of securities of the Company to an underwriter or underwriters for reoffering to the public.

(cc) “Voting Power of the Company” shall mean the total number of votes that may be cast in the election of directors of the Company if all Company Securities were present and voted at a meeting held for such purpose.

Section 1.2 Construction. For the purposes of this Agreement (i) words (including capitalized terms defined herein) in the singular shall be held to include the plural and vice versa and words (including capitalized terms defined herein) of one gender shall be held to include the other gender as the context requires, (ii) the terms “hereof,” “herein” and “herewith” and words of similar import shall, unless otherwise stated, be construed to refer to this Agreement as a whole and not to any particular provision of this Agreement, and Article and Section references are to Articles and Sections of this Agreement, unless otherwise specified, (iii) the word “including” and words of similar import when used in this Agreement shall mean “including, without limitation,” (iv) all references to any period of days shall be deemed to be to the relevant number of calendar days unless otherwise specified, and (v) all references herein to “$” or dollars shall refer to United States dollars, unless otherwise specified.

ARTICLE II

TRANSFER

Section 2.1 Binding Effect on Transferees. Prior to any Transfer by a Shareholder of Company Securities to a Permitted Transferee, the transferring Shareholder shall cause the transferee to execute an agreement, on the same terms and conditions set forth herein, providing that such transferee shall be bound by and shall fully comply with the terms of this Agreement (including the provisions of Article IV with respect to the Company Securities being transferred to such transferee) and shall become a Shareholder hereunder.

Section 2.2 Additional Purchases. Any Company Securities owned by a Shareholder on or after the date of this Agreement shall be subject to the terms and conditions of this Agreement.

Section 2.3 Charter Provisions. The parties hereto shall use their respective reasonable efforts (including, with respect to each Shareholder, voting or causing to be voted all of the Company Securities held of record or beneficially owned by such Shareholder) so as to cause no amendment to made to the Articles of Incorporation or Bylaws as in effect as of the date of this Agreement in a manner that would (a) add restrictions to the transferability of the Company Securities by any Initial Shareholder and who (or whose Permitted Transferee) remains a “Shareholder” (as such term is used herein) at the time of such an amendment, which restrictions are beyond those then provided for in the Articles of Incorporation, this Agreement or applicable securities laws or (b) nullify any of the rights of any Initial Shareholder and who (or whose Permitted Transferee) remains a “Shareholder” (as such term is used herein) at the time of such amendment, which rights are explicitly provided for in this Agreement, unless, in each such case, such amendment shall have been approved by such Shareholder.

Section 2.4 Legend. Any certificate representing Company Securities issued to a Shareholder shall be stamped or otherwise imprinted with a legend in substantially the following form:

“The shares represented by this certificate are subject to the provisions contained in the Shareholders Agreement, dated as of                , 2008, by and among Seacastle Inc. and the certain shareholders of Seacastle Inc. described therein.”

The Company shall make customary arrangements to cause any Company Securities issued in uncertificated form to be identified on the books of the Company in a substantially similar manner.

ARTICLE III

BOARD OF DIRECTORS

Section 3.1 Board.

(a) For so long as this Agreement is in effect, the Company and each Shareholder shall take all reasonable actions within their respective control (including, with respect to each Shareholder, voting or causing to be voted all of the Company Securities held of record or beneficially owned by such Shareholder, and, with respect to the Company, nominating as directors the individuals designated by FIG LLC that otherwise meet the Company’s reasonable standards for board nominations) so as to elect to the Board, and to cause to continue in office, not more than eight directors (or such other number of FIG LLC may agree in writing), at any given time:

(i) at least a majority of such directors shall be individuals designated by FIG LLC, for so long as the Initial Shareholders and their Permitted Transferees have Beneficial Ownership of at least 40% of the Voting Power of the Company;

(ii) at least three directors (four directors, in the event the Board consists of more than seven directors) shall be individuals designated by FIG LLC, for so long as the Initial Shareholders and their Permitted Transferees have Beneficial Ownership of less than 40% but at least 25% of the Voting Power of the Company;

(iii) at least two directors shall be individuals designated by FIG LLC, for so long as the Initial Shareholders and their Permitted Transferees have Beneficial Ownership of less than 25% but at least 10% of the Voting Power of the Company; and

(iv) at least one director shall be an individual designated by FIG LLC, for so long as the Initial Shareholders and their Permitted Transferees have Beneficial Ownership of less than 10% but at least 5% of the Voting Power of the Company.

(b) The Company shall take all reasonable actions within its control so that a sufficient number of “independent directors” (as such term is defined in the applicable NYSE listing standards from time to time) are members of the Board in order for the Company to comply with the applicable listing standards of the NYSE without reliance on the “controlled company” exception contemplated thereby.

(c) If FIG LLC notifies the Shareholders of its desire to remove, with cause, any director previously designated by it, each Shareholder shall vote or cause to be voted all of the shares of Company Securities held of record or beneficially owned by such Shareholder and take all other reasonable actions within its control to cause the removal of such director.

ARTICLE IV

REGISTRATION RIGHTS

Section 4.1 Demand Registration.

(a) At any time after the date that is 120 days after of the date hereof, any Persons that is a Shareholder (a “Requesting Shareholder”) on the date a Demand (as hereafter defined) is made shall be entitled to make a written request of the Company (a “Demand”) for registration under the Securities Act of an amount of Registrable Securities that, when taken together with the amounts of Registrable Securities requested to be registered under the Securities Act by such Requesting Shareholder’s Affiliates, equals or is greater than the Registrable Amount (based on the number of Registrable Securities outstanding on the date such Demand is made) (a “Demand Registration”) and thereupon the Company will, subject to the terms of this Agreement, use its commercially reasonable efforts to effect the registration under the Securities Act of:

(i) the Registrable Securities which the Company has been so requested to register by the Requesting Shareholders for disposition in accordance with the intended method of disposition stated in such Demand;

(ii) all other Registrable Securities which the Company has been requested to register pursuant to Section 4.1(b); and

(iii) all shares of Common Stock which the Company may elect to register in connection with any offering of Registrable Securities pursuant to this Section 4.1, but subject to Section 4.1(g);

all to the extent necessary to permit the disposition (in accordance with the intended methods thereof) of the Registrable Securities and the additional Common Stock, if any, to be so registered.

(b) A Demand shall specify: (i) the aggregate number of Registrable Securities requested to be registered in such Demand Registration, (ii) the intended method of disposition in connection with such Demand Registration, to the extent then known and (iii) the identity of the Requesting Shareholder (or Requesting Shareholders). Within five days after receipt of a Demand, the Company shall give written notice of such Demand to any other Persons that on the date a Demand is delivered to the Company is a Shareholder. Subject to Section 4.1(g), the Company shall include in the Demand Registration covered by such Demand all Registrable Securities with respect to which the Company has received a written request for inclusion therein within ten days after the Company’s notice required by this paragraph has been given. Such written request shall comply with the requirements of a Demand as set forth in this Section 4.1(b).

(c) Each Shareholder shall be entitled to an aggregate of four Demand Registrations.

(d) A Demand Registration shall not be deemed to have been effected and shall not count as a Demand (i) unless a registration statement with respect thereto has become effective and has remained effective for a period of at least 60 days (or such shorter period in which all Registrable Securities included in such Demand Registration have actually been sold thereunder), (ii) if, after it has become effective, such Demand Registration becomes subject to any stop order, injunction or other order or requirement of the Commission or other governmental agency or court for any reason or (iii) if the conditions to closing specified in the purchase agreement or underwriting agreement entered into in connection with such Demand Registration are not satisfied, other than by reason of some act or omission by such Requesting Shareholders.

(e) Demand Registrations shall be on such appropriate registration form of the Commission as shall be selected by the Requesting Shareholders and shall be reasonably acceptable to the Company.

(f) The Company shall not be obligated to effect any Demand Registration (A) within six months of a “firm commitment” Underwritten Offering in which all Piggyback Shareholders were given “piggyback” rights pursuant to Section 4.2 (subject to Section 4.1(g)) and at least 50% of the number of Registrable Securities requested by such Shareholders to be included in such Demand Registration were included), (B) within four months of any other Demand Registration or (C) if, in the Company’s reasonable judgment, it is not feasible for the Company to proceed with the Demand Registration because of the unavailability of audited financial statements. In addition, the Company shall be entitled to postpone (upon written notice to all Shareholders) for up to 120 days the filing or the effectiveness of a registration statement for any Demand Registration (but no more than twice in any period of 12 consecutive months) if the Board determines in good faith and in its reasonable judgment that the filing or effectiveness of the registration statement relating to such Demand Registration would cause the disclosure of material, non-public information that the Company has a bona fide business purpose for preserving as confidential. In the event of a postponement by the Company of the filing or effectiveness of a registration statement for a Demand Registration, the holders of a majority of Registrable Securities held by the Requesting Shareholder(s) shall have the right to withdraw such Demand in accordance with Section 4.4.

(g) The Company shall not include any securities other than Registrable Securities in a Demand Registration, except with the written consent of Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration. If, in connection with a Demand Registration, any managing underwriter (or, if such Demand Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by FIG LLC, the Initial Shareholder or any of the Permitted Transferees thereof (to the extent a Shareholder hereunder), reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company, in writing, that, in its opinion, the inclusion of all of the securities, including securities of the Company that are not Registrable Securities, sought to be registered in connection with such Demand Registration would adversely affect the marketability of the Registrable Securities sought to be sold pursuant thereto, then the Company shall include in such registration statement only such securities as the Company is advised by such underwriter can be sold without such adverse effect as follows and in the following order of priority: (i) first, up to the number of Registrable Securities requested to be included in such Demand Registration by the Shareholders, which, in the opinion of the underwriter can be sold without adversely affecting the marketability of the offering, pro rata among such Shareholders requesting such Demand Registration on the basis of the number of such securities held by such Shareholders and such Shareholders that are Piggyback Sellers; (ii) second, securities the Company proposes to sell; and (iii) third, all other securities of the Company duly requested to be included in such registration statement, pro rata on the basis of the amount of such other securities requested to be included or such other method determined by the Company.

(h) Any time that a Demand Registration involves an Underwritten Offering, the Company shall select the investment banker or investment bankers and managers that will serve as lead and co-managing underwriters with respect to the offering of such Registrable Securities, which shall be reasonably acceptable to Shareholders participating in such Demand Registration that hold a majority of the Registrable Securities included in such Demand Registration.

Section 4.2 Piggyback Registrations.

(a) Subject to the terms and conditions hereof, whenever the Company proposes to register any of its equity securities under the Securities Act (other than a registration by the Company on a registration statement on Form S-4 or a registration statement on Form S-8 or any successor forms thereto) (each, a “Piggyback Registration”), whether for its own account or for the account of others, the Company shall give the Piggyback Shareholders prompt written notice thereof (but not less than ten business days prior to the filing by the Company with the Commission of any registration statement with respect thereto). Such notice (a “Piggyback Notice”) shall specify, at a minimum, the number of equity securities proposed to be registered, the proposed date of filing of such registration statement with the Commission, the proposed means of distribution, the proposed managing underwriter or underwriters (if any and if known) and a good faith estimate by the Company of the proposed minimum offering price of such equity securities. Upon the written request of any Person that on the date of the Piggyback Notice is a Piggyback Shareholder (each, a “Piggyback Seller”) (which written request shall specify the number of Registrable Securities then presently intended to be disposed of by such Piggyback Seller) given within ten days after such Piggyback Notice is received by such Piggyback Seller, the Company, subject to the terms and conditions of this Agreement, shall use its reasonable best efforts to cause all such Registrable Securities held by Piggyback Sellers with respect to which the Company has received such written requests for inclusion to be included in such Piggyback Registration on the same terms and conditions as the Company’s equity securities being sold in such Piggyback Registration.

(b) If, in connection with a Piggyback Registration, any managing underwriter (or, if such Piggyback Registration is not an Underwritten Offering, a nationally recognized independent investment bank selected by the Initial Shareholder or any of its Permitted Transferees (to the extent a Shareholder hereunder), reasonably acceptable to the Company, and whose fees and expenses shall be borne solely by the Company) advises the Company in writing that, in its opinion, the inclusion of all the equity securities sought to be included in such Piggyback Registration by (i) the Company, (ii) others who have sought to have equity securities of the Company registered in such Piggyback Registration pursuant to rights to demand (other than pursuant to so-called “piggyback” or other incidental or participation registration rights) such registration (such Persons being “Other Demanding Sellers”), (iii) the Piggyback Sellers and (iv) any other proposed sellers of equity securities of the Company (such Persons being “Other Proposed Sellers”), as the case may be, would adversely affect the marketability of the equity securities sought to be sold pursuant thereto, then the Company shall include in the registration statement applicable to such Piggyback Registration only such equity securities as the Company is so advised by such underwriter can be sold without such an effect, as follows and in the following order of priority:

(i) if the Piggyback Registration relates to an offering for the Company’s own account, then (A) first, such number of equity securities to be sold by the Company as the Company, in its reasonable judgment and acting in good faith and in accordance with sound financial practice, shall have determined, (B) second, Registrable Securities of Piggyback Sellers and securities sought to be registered by Other Demanding Sellers (if any), pro rata on the basis of the number of shares of Common Stock held by such Piggyback Sellers and Other Demanding Sellers and (C) third, other equity securities held by any Other Proposed Sellers; or

(ii) if the Piggyback Registration relates to an offering other than for the Company’s own account, then (A) first, such number of equity securities sought to be registered by each Other Demanding Seller and the Piggyback Sellers (if any), pro rata in proportion to the number of securities held by all such Other Demanding Sellers and Piggyback Sellers and (B) second, other equity securities held by any Other Proposed Sellers or to be sold by the Company as determined by the Company and with such priorities among them as may from time to time be determined or agreed to by the Company.

(c) In connection with any Underwritten Offering under this Section 4.2 for the Company’s account, the Company shall not be required to include a holder’s Registrable Securities in the Underwritten Offering unless such holder accepts the terms of the underwriting as agreed upon between the Company and the underwriters selected by the Company; provided, that any such underwriting agreement includes only customary terms and conditions.

(d) If, at any time after giving written notice of its intention to register any of its equity securities as set forth in this Section 4.2 and prior to the time the registration statement filed in connection with such Piggyback Registration is declared effective, the Company shall determine for any reason not to register such equity securities, the Company may, at its election, give written notice of such determination to each Piggyback Shareholder and thereupon shall be relieved of its obligation to register any Registrable Securities in connection with such particular withdrawn or abandoned Piggyback Registration (but not from its obligation to pay the Registration Expenses in connection therewith as provided herein); provided, that Shareholders may continue the registration as a Demand Registration pursuant to the terms of Section 4.1.

Section 4.3 Shelf Registration.

(a) Subject to Section 4.3(d), and further subject to the availability of a Registration Statement on Form S-3 (“Form S-3”) to the Company, the Initial Shareholder or any of its Permitted Transferees (in each case to the extent a Shareholder hereunder) may by written notice delivered to the Company (the “Shelf Notice”) require the Company to file as soon as practicable (but no later than 60 days after the date the Shelf Notice is delivered), and to use commercially reasonable efforts to cause to be declared effective by the Commission (within 90 days after such filing date), a Form S-3 providing for an offering to be made on a continuous basis pursuant to Rule 415 under the Securities Act relating to the offer and sale, from time to time, of the Registrable Securities owned by the Initial Shareholder (or any of its Permitted Transferees), as the case may be, and any other Persons that at the time of the Shelf Notice meet the definition of a Shareholder who elect to participate therein as provided in Section 4.3(b) in accordance with the plan and method of distribution set forth in the prospectus included in such Form S-3 (the “Shelf Registration Statement”).

(b) Within five business days after receipt of a Shelf Notice pursuant to Section 4.3(a), the Company will deliver written notice thereof to each Shareholder. Each

Shareholder may elect to participate in the Shelf Registration Statement by delivering to the Company a written request to so participate within ten days after the Shelf Notice is received by any such Shareholder.

(c) Subject to Section 4.3(d), the Company will use commercially reasonable efforts to keep the Shelf Registration Statement continuously effective until the date on which all Registrable Securities covered by the Shelf Registration Statement have been sold thereunder in accordance with the plan and method of distribution disclosed in the prospectus included in the Shelf Registration Statement, or otherwise.

(d) Notwithstanding anything to the contrary contained in this Agreement, the Company shall be entitled, from time to time, by providing written notice to the Shareholders who elected to participate in the Shelf Registration Statement, to require such Shareholders to suspend the use of the prospectus for sales of Registrable Securities under the Shelf Registration Statement for a reasonable period of time not to exceed 60 days in succession or 90 days in the aggregate in any 12 month period (a “Suspension Period”) if the Company shall determine that it is required to disclose in the Shelf Registration Statement a financing, acquisition, corporate reorganization or other similar corporate transaction or other material event or circumstance affecting the Company or its securities, and that the disclosure of such information at such time would be detrimental to the Company or its shareholders. Immediately upon receipt of such notice, the Shareholders covered by the Shelf Registration Statement shall suspend the use of the prospectus until the requisite changes to the prospectus have been made as required below. Any Suspension Period shall terminate at such time as the public disclosure of such information is made. After the expiration of any Suspension Period and without any further request from a Shareholder, the Company shall as promptly as reasonably practicable prepare a post-effective amendment or supplement to the Shelf Registration Statement or the prospectus, or any document incorporated therein by reference, or file any other required document so that, as thereafter delivered to purchasers of the Registrable Securities included therein, the prospectus will not include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading.

Section 4.4 Withdrawal Rights. Any Shareholder having notified or directed the Company to include any or all of its Registrable Securities in a registration statement under the Securities Act shall have the right to withdraw any such notice or direction with respect to any or all of the Registrable Securities designated by it for registration by giving written notice to such effect to the Company prior to the effective date of such registration statement. In the event of any such withdrawal, the Company shall not include such Registrable Securities in the applicable registration and such Registrable Securities shall continue to be Registrable Securities for all purposes of this Agreement. No such withdrawal shall affect the obligations of the Company with respect to the Registrable Securities not so withdrawn; provided, however, that in the case of a Demand Registration, if such withdrawal shall reduce the number of Registrable Securities sought to be included in such registration below the Registrable Amount, then the Company shall as promptly as practicable give each holder of Registrable Securities sought to be registered notice to such effect and, within ten days following the mailing of such notice, such holder of Registrable Securities still seeking registration shall, by written notice to the Company, elect to register additional Registrable Securities, when taken together with elections to register Registrable Securities by its Affiliates, to satisfy the Registrable Amount or elect that such registration statement not be filed or, if theretofore filed, be withdrawn. During such ten day period, the Company shall not file such registration statement if not theretofore filed or, if such registration statement has been theretofore filed, the Company shall not seek, and shall use commercially reasonable efforts to prevent, the effectiveness thereof. Any registration statement withdrawn or not filed (a) in accordance with an election by the Company, (b) in accordance with an election by the Requesting Shareholders in the case of a Demand Registration or by the Initial Shareholder or its Permitted Transferees (in each case to the extent a Shareholder hereunder) with respect to a Shelf Registration Statement or (c) in accordance with an election by the Company subsequent to the effectiveness of the applicable Demand Registration statement because any post-effective amendment or supplement to the applicable Demand Registration statement contains information regarding the Company which the Company deems adverse to the Company, shall not be counted as a Demand.

Section 4.5 Holdback Agreements. Each Shareholder agrees not to effect any public sale or distribution (including sales pursuant to Rule 144) of equity securities of the Company, or any securities convertible into or exchangeable or exercisable for such equity securities, during any time period reasonably requested by the Company (which shall not exceed 90 days) with respect to any Public Offering, Demand Registration or Piggyback Registration (in each case, except as part of such registration), or, in each case, a later date required by any underwriting agreement with respect thereto.

Section 4.6 Registration Procedures.

(a) If and whenever the Company is required to use commercially reasonable efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 4.1, 4.2 and 4.3, the Company shall as expeditiously as reasonably possible:

(i) prepare and file with the Commission a registration statement to effect such registration and thereafter use commercially reasonable efforts to cause such registration statement to become and remain effective pursuant to the terms of this Agreement; provided, however, that the Company may discontinue any registration of its securities which are not Registrable Securities at any time prior to the effective date of the registration statement relating thereto; provided, further that before filing such registration statement or any amendments thereto, the Company will furnish to the counsel selected by the holders of Registrable Securities which are to be included in such registration (“Selling Holders”) copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel, and such review to be conducted with reasonable promptness;

(ii) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until the earlier of such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement or (i) in the case of a Demand Registration pursuant to Section 4.1, the expiration of 60 days after such registration statement becomes effective or (ii) in the case of a Piggyback Registration pursuant to Section 4.2, the expiration of 60 days after such registration statement becomes effective or (iii) in the case of a Shelf Registration pursuant to Section 4.3, the expiration of one year after such registration statement becomes effective;

(iii) furnish to each Selling Holder and each underwriter, if any, of the securities being sold by such Selling Holder such number of conformed copies of such registration statement and of each amendment and supplement thereto (in each case including all exhibits), such number of copies of the prospectus contained in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 under the Securities Act, in conformity with the requirements of the Securities Act, and such other documents as such Selling Holder and underwriter, if any, may reasonably request in order to facilitate the public sale or other disposition of the Registrable Securities owned by such seller;

(iv) use commercially reasonable efforts to register or qualify such Registrable Securities covered by such registration statement under such other securities laws or blue sky laws of such jurisdictions as any Selling Holder and any underwriter of the securities being sold by such Selling Holder shall reasonably request, and take any other action which may be reasonably necessary or advisable to enable such Selling Holder and underwriter to consummate the disposition in such jurisdictions of the Registrable Securities owned by such Selling Holder, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it would not but for the requirements of this clause (iv) be obligated to be so qualified, to subject itself to taxation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction;

(v) use commercially reasonable efforts to cause such Registrable Securities to be listed on each securities exchange on which similar securities issued by the Company are then listed and, if no such securities are so listed, use commercially reasonable efforts to cause such Registrable Securities to be listed on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market;

(vi) use commercially reasonable efforts to cause such Registrable Securities covered by such registration statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the Selling Holder(s) thereof to consummate the disposition of such Registrable Securities;

(vii) in connection with an Underwritten Offering, obtain for each Selling Holder and underwriter:

(1) an opinion of counsel for the Company, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such Selling Holder and underwriters, and

(2) a “comfort” letter (or, in the case of any such Person which does not satisfy the conditions for receipt of a “comfort” letter specified in Statement on Auditing Standards No. 72, an “agreed upon procedures” letter) signed by the independent public accountants who have certified the Company’s financial statements included in such registration statement;

(viii) promptly make available for inspection by any seller, any underwriter participating in any disposition pursuant to any registration statement, and any attorney, accountant or other agent or representative retained by any such seller or underwriter (collectively, the “Inspectors”), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the “Records”), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company’s officers, directors and employees to supply all information requested by any such Inspector in connection with such registration statement; provided, however, that, unless the disclosure of such Records is necessary to avoid or correct a misstatement or omission in the registration statement or the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, the Company shall not be required to provide any information under this subparagraph (viii) if (i) the Company believes, after consultation with counsel for the Company, that to do so would cause the Company to forfeit an attorney-client privilege that was applicable to such information or (ii) if either (A) the Company has requested and been granted from the SEC confidential treatment of such information contained in any filing with the SEC or documents provided supplementally or otherwise or (B) the Company reasonably determines in good faith that such Records are confidential and so notifies the Inspectors in writing unless prior to furnishing any such information with respect to (i) or (ii) such holder of Registrable Securities requesting such information agrees, and causes each of its Inspectors, to enter into a confidentiality agreement on terms reasonably acceptable to the Company; and provided, further, that each Holder of Registrable Securities agrees that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at its expense, to undertake appropriate action and to prevent disclosure of the Records deemed confidential;

(ix) promptly notify in writing each Selling Holder and the underwriters, if any, of the following events:

(1) the filing of the registration statement, the prospectus or any prospectus supplement related thereto or post-effective amendment to the registration statement, and, with respect to the registration statement or any post-effective amendment thereto, when the same has become effective;

(2) any request by the Commission for amendments or supplements to the registration statement or the prospectus or for additional information;

(3) the issuance by the Commission of any stop order suspending the effectiveness of the registration statement or the initiation of any proceedings by any Person for that purpose; and

(4) the receipt by the Company of any notification with respect to the suspension of the qualification of any Registrable Securities for sale under the securities or blue sky laws of any jurisdiction or the initiation or threat of any proceeding for such purpose;

(x) notify each Selling Holder, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, upon discovery that, or upon the happening of any event as a result of which, the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and, at the request of any Selling Holder, promptly prepare and furnish to such seller a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(xi) make every reasonable effort to obtain the withdrawal of any order suspending the effectiveness of such registration statement;

(xii) otherwise use commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make available to Selling Holders, as soon as reasonably practicable, an earnings statement covering the period of at least 12 months, but not more than 18 months, beginning with the first day of the Company’s first full quarter after the effective date of such registration statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder;

(xiii) use its reasonable best efforts to assist Shareholders who made a request to the Company to provide for a third party “market maker” for the Common Stock; provided, however, that the Company shall not be required to serve as such “market maker”;

(xiv) cooperate with the sellers and the managing underwriter to facilitate the timely preparation and delivery of certificates (which shall not bear any restrictive legends unless required under applicable law), if necessary or appropriate, representing securities sold under any registration statement, and enable such securities to be in such denominations and registered in such names as the managing underwriter or such sellers may request and keep available and make available to the Company’s transfer agent prior to the effectiveness of such registration statement a supply of such certificates as necessary or appropriate; and

(xv) have appropriate officers of the Company prepare and make presentations at any “road shows” and before analysts and rating agencies, as the case may be, take other actions to obtain ratings for any Registrable Securities (if they are eligible to be rated) and otherwise use its reasonable best efforts to cooperate as reasonably requested by the Selling Holders and the underwriters in the offering, marketing or selling of the Registrable Securities.

The Company may require each Selling Holder and each underwriter, if any, to furnish the Company in writing such information regarding each Selling Holder or underwriter and the distribution of such Registrable Securities as the Company may from time to time reasonably request to complete or amend the information required by such registration statement.

(b) Without limiting any of the foregoing, in the event that the offering of Registrable Securities is to be made by or through an underwriter, the Company shall enter into an underwriting agreement with a managing underwriter or underwriters containing representations, warranties, indemnities and agreements customarily included (but not inconsistent with the covenants and agreements of the Company contained herein) by an issuer of common stock in underwriting agreements with respect to offerings of common stock for the account of, or on behalf of, such issuers. In connection with any offering of Registrable Securities registered pursuant to this Agreement, the Company shall furnish to the underwriter, if any (or, if no underwriter, the sellers of such Registrable Securities), unlegended certificates representing ownership of the Registrable Securities being sold (unless, in the Company’s sole discretion, such Registrable Securities are to be issued in uncertificated form pursuant to the customary arrangements for issuing shares in such form), in such denominations as requested and instruct any transfer agent and registrar of the Registrable Securities to release any stop transfer order with respect thereto.

(c) Each Selling Holder agrees that upon receipt of any notice from the Company of the happening of any event of the kind described in Section 4.6(a)(ix), such Selling Holder shall forthwith discontinue such Selling Holder’s disposition of Registrable Securities pursuant to the applicable registration statement and prospectus relating thereto until such Selling Holder’s receipt of the copies of the supplemented or amended prospectus contemplated by Section 4.6(a)(ix) and, if so directed by the Company, deliver to the Company, at the Company’s expense, all copies, other than permanent file copies, then in such Selling Holder’s possession of the prospectus current at the time of receipt of such notice relating to such Registrable Securities. In the event the Company shall give such notice, any applicable 60 day or one year period during which such registration statement must remain effective pursuant to this Agreement shall be extended by the number of days during the period from the date of giving of a notice regarding the happening of an event of the kind described in Section 4.6(a)(ix) to the date when all such Selling Holders shall receive such a supplemented or amended prospectus and such prospectus shall have been filed with the Commission.

Section 4.7 Registration Expenses. All expenses incident to the Company’s performance of, or compliance with, its obligations under this Agreement including, without limitation, all registration and filing fees, all fees and expenses of compliance with securities and “blue sky” laws, all fees and expenses associated with filings required to be made with the NASD (including, if applicable, the fees and expenses of any “qualified independent underwriter” as such term is defined in Schedule E of the By-Laws of the NASD), all fees and expenses of compliance with securities and “blue sky” laws, all printing (including, without limitation, expenses of printing certificates, if any, for the Registrable Securities in a form eligible for deposit with the Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by a holder of Registrable Securities) and copying expenses, all messenger and delivery expenses, all fees and expenses of the Company’s independent certified public accountants and counsel (including, without limitation, with respect to “comfort” letters and opinions) and fees and expenses of one firm of counsel to the Shareholders selling in such registration (which firm shall be selected by the Shareholders selling in such registration that hold a majority of the Registrable Securities included in such registration) (collectively, the “Registration Expenses”) shall be borne by the Company, regardless of whether a registration is effected. The Company will pay its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties, the expense of any annual audit and the expense of any liability insurance) and the expenses and fees for listing the securities to be registered on each securities exchange and included in each established over-the-counter market on which similar securities issued by the Company are then listed or traded. Each Selling Holder shall pay its portion of all underwriting discounts and commissions and transfer taxes, if any, relating to the sale of such Selling Holder’s Registrable Securities pursuant to any registration.

Section 4.8 Indemnification.

(a) The Company agrees to indemnify and hold harmless, to the fullest extent permitted by law, each Selling Holder, its officers, directors, employees, managers, partners and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such Selling Holder or such other indemnified Person from and against all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys’ fees and expenses) (collectively, the “Losses”) caused by, resulting from or relating to any untrue statement (or alleged untrue statement) of a material fact contained in any registration statement, prospectus or preliminary prospectus (including any issuer free writing prospectus) or any amendment thereof or supplement thereto or any omission (or alleged omission) of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as the same are caused by any information furnished in writing to the Company by such Selling Holder expressly for use therein. In connection with an Underwritten Offering and without limiting any of the Company’s other obligations under this Agreement, the Company shall also indemnify such underwriters, their officers, directors, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) such underwriters or such other indemnified Person to the same extent as provided above with respect to the indemnification (and exceptions thereto) of the holders of Registrable Securities being sold. Reimbursements payable pursuant to the indemnification contemplated by this Section 4.8(a) will be made by periodic payments during the course of any investigation or defense, as and when bills are received or expenses incurred.

(b) In connection with any registration statement in which a holder of Registrable Securities is participating, each such Selling Holder will furnish to the Company in writing information regarding such Selling Holder’s ownership of Registrable Securities and its intended method of distribution thereof and, to the extent permitted by law, shall, severally and not jointly, indemnify the Company, its directors, officers, employees and agents and each Person who controls (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act) the Company or such other indemnified Person against all Losses caused by any untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus (including any issuer free writing prospectus) or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only to the extent that such untrue statement or omission is caused by and contained in such information so furnished in writing by such Selling Holder expressly for use therein; provided, however, that each Selling Holder’s obligation to indemnify the Company hereunder shall, to the extent more than one Selling Holder is subject to the same indemnification obligation, be apportioned between each Selling Holder based upon the net amount received by each Selling Holder from the sale of Registrable Securities, as compared to the total net amount received by all of the Selling Holders of Registrable Securities sold pursuant to such registration statement. Notwithstanding the foregoing, no Selling Holder shall be liable to the Company for amounts in excess of the lesser of (i) such apportionment and (ii) the net amount received by such holder in the offering giving rise to such liability.

(c) Any Person entitled to indemnification hereunder shall give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification; provided, however, the failure to give such notice shall not release the indemnifying party from its obligation, except to the extent that the indemnifying party has been materially prejudiced by such failure to provide such notice on a timely basis.

(d) In any case in which any such action is brought against any indemnified party, and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not (so long as it shall continue to have the right to defend, contest, litigate and settle the matter in question in accordance with this paragraph) be liable to such indemnified party hereunder for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation, supervision and monitoring (unless (i) such indemnified party reasonably objects to such assumption on the grounds that there may be defenses available to it which are different from or in addition to the defenses available to such indemnifying party or (ii) the indemnifying party shall have failed within a reasonable period of time to assume such defense and the indemnified party is or is reasonably likely to be prejudiced by such delay, in either event the indemnified party shall be promptly reimbursed by the indemnifying party for the expenses incurred in connection with retaining separate legal counsel). An indemnifying party shall not be liable for any settlement of an action or claim effected without its consent. The indemnifying party shall lose its right to defend, contest, litigate and settle a matter if it shall fail to diligently contest such matter (except to the extent settled in accordance with the next following sentence). No matter shall be settled by an indemnifying party without the consent of the indemnified party (which consent shall not be unreasonably withheld, it being understood that the indemnified party shall not be deemed to be unreasonable in withholding its consent if the proposed settlement imposes any obligation on the indemnified party other than the payment of money).

(e) The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified

Person and will survive the transfer of the Registrable Securities and the termination of this Agreement.

(f) If recovery is not available under the foregoing indemnification provisions for any reason or reasons other than as specified therein, any Person who would otherwise be entitled to indemnification by the terms thereof shall nevertheless be entitled to contribution with respect to any Losses with respect to which such Person would be entitled to such indemnification but for such reason or reasons. In determining the amount of contribution to which the respective Persons are entitled, there shall be considered the Persons’ relative knowledge and access to information concerning the matter with respect to which the claim was asserted, the opportunity to correct and prevent any statement or omission, and other equitable considerations appropriate under the circumstances. It is hereby agreed that it would not necessarily be equitable if the amount of such contribution were determined by pro rata or per capita allocation. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not found guilty of such fraudulent misrepresentation. Notwithstanding the foregoing, no Selling Holder or transferee thereof shall be required to make a contribution in excess of the net amount received by such holder from its sale of Registrable Securities in connection with the offering that gave rise to the contribution obligation.

(g) Not less than five business days before the expected filing date of each registration statement pursuant to this Agreement, the Company shall notify each Shareholder who has timely provided the requisite notice hereunder entitling the Shareholder to register Registrable Securities in such registration statement of the information, documents and instruments from such Shareholder that the Company or any underwriter reasonably requests in connection with such registration statement, including, but not limited to a questionnaire, custody agreement, power of attorney, lock-up letter and underwriting agreement (the “Requested Information”). If the Company has not received, on or before the second day before the expected filing date, the Requested Information from such Shareholder, the Company may file the Registration Statement without including Registrable Securities of such Shareholder. The failure to so include in any registration statement the Registrable Securities of a Shareholder (with regard to that registration statement) shall not in and of itself result in any liability on the part of the Company to such Shareholder.

ARTICLE V

MISCELLANEOUS

Section 5.1 Headings. The headings in this Agreement are for convenience of reference only and shall not control or effect the meaning or construction of any provisions hereof.

Section 5.2 Entire Agreement. This Agreement constitute the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein, and there are no restrictions, promises, representations, warranties, covenants, conditions or undertakings with respect to the subject matter hereof, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties hereto with respect to the subject matter hereof.

Section 5.3 Further Actions; Cooperation. Each of the Shareholders agrees to use its reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to give effect to the transactions contemplated by this Agreement. Without limiting the generality of the foregoing, each of the Shareholders (i) acknowledges that the Shareholders will prepare and file with the Commission filings under the Exchange Act, including under Section 13(d) of the Exchange Act, relating to their beneficial ownership of the Common Stock and (ii) agrees to use its reasonable efforts to assist and cooperate with the other parties in promptly preparing, reviewing and executing any such filings under the Exchange Act, including any amendments thereto.

Section 5.4 Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or sent by telecopy, nationally recognized overnight courier or first class registered or certified mail, return receipt requested, postage prepaid, addressed to such party at the address set forth below or such other address as may hereafter be designated on the signature pages of this Agreement or in writing by such party to the other parties:

If to any Initial Shareholder, to:

c/o Fortress Investment Group, LLC

1345 Avenue of the Americas, 46th Floor

New York, NY 10105

Fax: (212) 798-6122

Attn: Randal A. Nardone

with a copy (which shall not constitute notice) to:

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, NY 10036-6522

Fax: (212) 735-2000

Attn: Joseph A. Coco, Esq.

If to the Company, to:

c/o Seacastle Operating Holdings LLC

1 Maynard Drive

Park Ridge, New Jersey 07656

Fax: (201) 391-0356

Attn: Secretary

and to

c/o Seacastle Operating Holdings LLC

1 Maynard Drive

Park Ridge, New Jersey 07656

Fax: (201) 391-0356

Attn: General Counsel

If to a Shareholder that is not an Initial Shareholder, then to the address set forth in the written agreement of such Shareholder provided for in Section 2.1 hereof.

All such notices, requests, consents and other communications shall be deemed to have been given or made if and when received (including by overnight courier) by the parties at the above addresses or sent by electronic transmission, with confirmation received, to the telecopy numbers specified above (or at such other address or telecopy number for a party as shall be specified by like notice). Any notice delivered by any party hereto to any other party hereto shall also be delivered to each other party hereto simultaneously with delivery to the first party receiving such notice.

Section 5.5 Applicable Law. The substantive laws of the State of Delaware shall govern the interpretation, validity and performance of the terms of this Agreement, without regard to conflicts of law doctrines. THE PARTIES HERETO WAIVE THEIR RIGHT TO A JURY TRIAL WITH RESPECT TO DISPUTES HEREUNDER.

Section 5.6 Severability. The invalidity, illegality or unenforceability of one or more of the provisions of this Agreement in any jurisdiction shall not affect the validity, legality or enforceability of the remainder of this Agreement, including any such provisions, in any other jurisdiction, it being intended that all rights and obligations of the parties hereunder shall be enforceable to the fullest extent permitted by law.

Section 5.7 Successors and Assigns. Except as otherwise provided herein, all the terms and provisions of this Agreement shall be binding upon, shall inure to the benefit of and shall be enforceable by the respective successors and permitted assigns of the parties hereto. No Shareholder may assign any of its rights hereunder to any Person other than a Permitted Transferee. Each Permitted Transferee of any Shareholder, shall be subject to all of the terms of this Agreement, and by taking and holding such shares such Person shall be entitled to receive the benefits of and be conclusively deemed to have agreed to be bound by and to comply with all of the terms and provisions of this Agreement; provided, however, no transfer of rights permitted hereunder shall be binding upon or obligate the Company unless and until (i) the Company shall have received written notice of such transfer and the written agreement of the transferee provided for in Section 2.1 hereof, and (ii) such transferee can establish beneficial ownership or ownership of record of a Registrable Amount (whether individually or together with its Affiliates that are Shareholders or transferees of Shareholders and, if applicable, its other Permitted Transferees that are Shareholders or transferees of Shareholders). The Company may not assign any of its rights or obligations hereunder without the prior written consent of each of the Shareholders. Notwithstanding the foregoing, no successor or assignee of the Company shall have any rights granted under this Agreement until such Person shall acknowledge its rights and obligations hereunder by a signed written statement of such Person’s acceptance of such rights and obligations.

Section 5.8 Amendments. This Agreement may not be amended, modified or supplemented unless such amendment, modification or supplement is in writing and signed by each of the Shareholders and the Company.

Section 5.9 Waiver. The failure of a party hereto at any time or times to require performance of any provision hereof shall in no manner affect its right at a later time to enforce the same. No waiver by a party of any condition or of any breach of any term, covenant, representation or warranty contained in this Agreement shall be effective unless in a writing signed by the party against whom the waiver is to be effective, and no waiver in any one or more instances shall be deemed to be a further or continuing waiver of any such condition or breach in other instances or a waiver of any other condition or breach of any other term, covenant, representation or warranty.

Section 5.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which shall constitute one and the same Agreement.

Section 5.11 Submission To Jurisdiction. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS AGREEMENT AND ANY ACTION FOR ENFORCEMENT OF ANY JUDGMENT IN RESPECT THEREOF MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR OF THE UNITED STATES OF AMERICA FOR THE SOUTHERN DISTRICT OF NEW YORK AND, BY EXECUTION AND DELIVERY OF THIS AGREEMENT, EACH PARTY HERETO HEREBY ACCEPTS FOR ITSELF AND IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE NON-EXCLUSIVE JURISDICTION OF THE AFORESAID COURTS AND THE APPELLATE COURTS THEREOF. EACH PARTY HERETO IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH ACTION OR PROCEEDING BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO SUCH PARTY AT THE ADDRESS FOR NOTICES SET FORTH HEREIN. EACH PARTY HERETO HEREBY IRREVOCABLY WAIVES ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY OF THE AFORESAID ACTIONS OR PROCEEDINGS ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT BROUGHT IN THE COURTS REFERRED TO ABOVE AND HEREBY FURTHER IRREVOCABLY WAIVES AND AGREES NOT TO PLEAD OR CLAIM IN ANY SUCH COURT THAT ANY SUCH ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

Section 5.12 Injunctive Relief. Each party hereto acknowledges and agrees that a violation of any of the terms of this Agreement will cause the other parties irreparable injury for which an adequate remedy at law is not available. Therefore, the Shareholders agree that each party shall be entitled to, an injunction, restraining order, specific performance or other equitable relief from any court of competent jurisdiction, restraining any party from committing any violations of the provisions of this Agreement.

Section 5.13 Recapitalizations, Exchanges, Etc. Affecting the Shares of Common Stock; New Issuance. The provisions of this Agreement shall apply, to the full extent set forth herein, with respect to Company Securities and to any and all equity or debt securities of the Company or any successor or assign of the Company (whether by merger, consolidation, sale of assets, or otherwise) which may be issued in respect of, in exchange for, or in substitution of, such Company Securities and shall be appropriately adjusted for any stock dividends, splits, reverse splits, combinations, reclassifications, recapitalizations, reorganizations and the like occurring after the date hereof.

Section 5.14 Termination. Upon the mutual consent of all of the parties hereto or, with respect to each Shareholder, at such earlier time as such Shareholder and its Affiliates and Permitted Transferees ceases to beneficially own a Registrable Amount, the terms of this Agreement shall terminate, and be of no further force and effect; provided, however, that the following shall survive the termination of this Agreement: (i) the provisions of Sections 4.2 (which shall terminate, and be of no further force and effect, with respect to each Piggyback Shareholder, at such time as such Piggyback Shareholder and its Affiliates and Permitted Transferees ceases to beneficially own a Piggyback Registrable Amount), 4.7, 4.8, 5.5, 5.11, this Section 5.14 and Section 5.15; (ii) the rights with respect to the breach of any provision hereof by the Company and (iii) any registration rights vested or obligations accrued as of the date of termination of this Agreement to the extent, in the case of registration rights so vested, if such Shareholder ceases to meet the definition of a Shareholder under this Agreement subsequent to the vesting of such registration rights as a result of action taken by the Company.

Section 5.15 Rule 144. The Company covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Commission thereunder (or, if it is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available other information so long as necessary to permit sales in compliance with Rule 144 under the Securities Act), and it will take such further reasonable action, to the extent required from time to time to enable such holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144 under the Securities Act, as such Rule 144 may be amended from time to time, or any similar rule or regulation hereafter adopted by the Commission. Upon the reasonable request of any holder of Registrable Securities, the Company will deliver to such holder a written statement as to whether it has complied with such information and filing requirements.

[Remainder of page left blank intentionally]

IN WITNESS WHEREOF, the parties have caused this Agreement to be executed and delivered by their respective officers thereunto duly as of the date first above written.

SEACASTLE INC.
By:
Name: Title:

FORTRESS INVESTMENT FUND III LP
FORTRESS INVESTMENT FUND III (FUND B) LP
FORTRESS INVESTMENT FUND III (FUND C) LP
FORTRESS INVESTMENT FUND III (FUND D) L.P.
FORTRESS INVESTMENT FUND III (FUND E) L.P.
FORTRESS INVESTMENT FUND III (COINVESTMENT FUND A) LP
FORTRESS INVESTMENT FUND III (COINVESTMENT FUND B) LP
FORTRESS INVESTMENT FUND III (COINVESTMENT FUND C) LP
FORTRESS INVESTMENT FUND III (COINVESTMENT FUND D) L.P.

By:	Fortress Fund III GP LLC, the general partner of the foregoing entities

By:
Name: Title

[SIGNATURE PAGE 1 OF 2 TO SHAREHOLDERS AGREEMENT]

FORTRESS INVESTMENT FUND IV (FUND A) L.P.
FORTRESS INVESTMENT FUND IV (FUND B) L.P.
FORTRESS INVESTMENT FUND IV (FUND C) L.P.
FORTRESS INVESTMENT FUND IV (FUND D) L.P.
FORTRESS INVESTMENT FUND IV (FUND E) L.P.
FORTRESS INVESTMENT FUND IV (FUND F) L.P.
FORTRESS INVESTMENT FUND IV (FUND G) L.P.

By:	Fortress Fund IV GP L.P., the general partner of the foregoing entities

By:	Fortress Fund IV GP Holdings Ltd., its general partner

By:
Name: Title

SCT CHASSIS HOLDINGS LLC
By:
Name: Title

[SIGNATURE PAGE 2 OF 2 TO SHAREHOLDERS AGREEMENT]